China Information Technology Inc. Announces Resignation of CFO

SHENZHEN, China, May 27, 2011 -- China Information Technology, Inc. (Nasdaq: CNIT), a leading provider of Information Technologies and Display Technologies based in China, today announced Ms. Jackie You Kazmerzak will resign from her post as Chief Financial Officer effective May 30, 2011 to pursue another career opportunity. The Company is in the process of vetting suitable candidates to serve as the Company's CFO following Ms. Kazmerzak's departure.

“We wish to thank Jackie for her extraordinary contributions during her tenure at China Information Technology. As CFO she implemented a number of industry best-practices and raised the professionalism of our financial practices. We wish her the very best in her new endeavors” said Mr. Jiang Huai Lin, Chairman and CEO of the Company. “We will take the time necessary to ensure that we find the best possible candidate to build on Jackie’s accomplishments. We remain fully committed to the highest levels of transparency and corporate governance” concluded Mr. Lin.

In the interim, Ms. Eva Liu, CPA, who is the Company’s Financial Controller, will continue to manage daily financial operations, supported by the Company's established finance team. Ms. Liu has been with the Company since 2009. Prior to joining the Company, Ms. Liu worked with Ernst & Young’s Shenzhen office for over five years. She has extensive experience in financial controls and planning, and a deep understanding of the U.S. GAAP and accounting-related rules and regulations applicable to U.S.-listed companies. Ms. Liu holds a bachelor's degree of Finance from Zhongnan University of Economics and Law.

Ms. Iris Yan, Director of Investor Relations and Corporate Secretary, and Ms. Margie Ma, Investor Relations Manager, will continue to manage the Company's investor relations activities. Until a new CFO is appointed, Ms. Liu and Ms. Yan will report directly to China Information Technology’s Chairman and Chief Executive Officer, Mr. Jiang Huai Lin.

About China Information Technology, Inc.

China Information Technology, Inc., through its subsidiaries and other consolidated entities, specializes in information technologies and display technologies. Headquartered in Shenzhen, China, the Company’s integrated solutions include specialized software, hardware, systems integration, and related services. To learn more about the Company, please visit its corporate website at http://www.chinacnit.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Information Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the general ability of the Company to achieve its commercial objectives, including the Company’s plan to sustain the growth while creating shareholder value; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For further information, please contact:

China Information Technology, Inc.
Margie Ma
Tel: +86-755-8370-4734
Email: IR@chinacnit.com

Iris Yan
Tel: +86-755-8370-4767

Christensen
Kathy Li
Tel: +1 480 614 3036
Email: kli@christensenir.com

Teal Willingham
Tel: +86 10 5826 4939
Email: twillingham@christensenir.com